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                                                                    EXHIBIT 23.1

                                   [B&M LOGO]

                             BRICKER & MELTON, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                             3700 CRESTWOOD PARKWAY
                                   SUITE 590
                             DULUTH, GEORGIA 30136
                                 (770) 717-1175



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference of our report dated November 30, 1997, relating to the financial statements of Southeast Commerce Holding Company, in the Registration on Form SB-2 and Prospectus, and to the reference to our firm therein under the caption "Experts."


                             BRICKER & MELTON, P.A.




Duluth, Georgia
December 1, 1997






                               FAX (770) 717-8354
          MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                              SEC PRACTICE SECTION